As filed with the Securities and Exchange Commission on October 12, 2018

		Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 INTELLIPHARMACEUTICS INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Canada	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	Intellipharmaceutics International Inc. 30 Worcester Road Toronto, Ontario Canada, M9W 5X2 (416) 798-3001
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

	Corporation Service Company 1090 Vermont Avenue N.W. Washington, D.C. 20005 (800) 927-9800
(Name, address, and telephone number of agent for service)

	With copies to:

Richard DiStefano, Esq. Brian North, Esq. Buchanan Ingersoll & Rooney PC 640 Fifth Avenue New York, New York 10019-6102 Telephone: (212) 440-4455 Facsimile: (212) 440-4401	Tina M. Woodside, Esq. Gowling WLG (Canada) LLP Suite 1600, 1 First Canadian Place 100 King Street West Toronto, Ontario M5X 1G5 Telephone: (416) 369-4584 Facsimile: (416) 862-7661	Jeffrey Fessler, Esq. Sheppard Mullin Richter & Hampton LLP 30 Rockefeller Plaza, 39th Floor New York, New York 10112 Telephone: (212) 653-8700 Facsimile: (212) 653-8701

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒333-227448

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1) (2) (3)	Amount of Registration Fee (2)
Units, each Unit consisting of one common share, no par value (“Common Shares”), and one warrant (“Warrant”) to purchase one Common Share (3)	$1,200,000	$145.44
(i) Common Shares included in the Units (4)	—	—
(ii) Warrants included in the Units (4)	—	—
Pre-Funded Units, each Pre-Funded Unit consisting of one pre-funded warrant (“Pre-Funded Warrant”) to purchase one Common Share and one Warrant to purchase one Common Share (3)	$1,188,000	$143.99
(i) Pre-Funded Warrants included in the Pre-Funded Units (4)	—	—
(ii) Warrants included in the Pre-Funded Units (4)	—	—
Common Shares issuable upon exercise of warrants (3)	$1,200,000	$145.44
Common Shares issuable upon exercise of pre-funded warrants (3)	$12,000	$1.45
Underwriter’s Warrants (5)
Common Shares issuable upon exercise of Underwriter’s Warrants (6)	$90,000	$10.91
Total	$3,690,000	$447.23

(1) Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “U.S. Securities Act”). Includes the aggregate offering price of additional Common Shares and/or Warrants to purchase Common Shares that the underwriter has the right to purchase.

(2) Pursuant to Rule 416 under the U.S. Securities Act, (i) the securities being registered hereunder include such indeterminate number of additional Common Shares as may, from time to time, become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions and (ii) if prior to completion of the distribution of the securities covered hereby, all the securities of a class which includes the registered securities are combined by a reverse stock split into a lesser amount of securities of the same class, the amount of undistributed securities of such class deemed to be covered hereby shall be proportionately reduced.

(3) The proposed maximum aggregate offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Units sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Units and Pre-Funded Units (including the Common Shares issuable upon exercise of the Pre-Funded Warrants included in the Pre-Funded Units), if any, is $1,200,000.

(4) No additional registration fee is payable pursuant to Rule 457(i) under the U.S. Securities Act.

(5) No additional registration fee is payable pursuant to Rule 457(g) under the U.S. Securities Act.

(6) Represents warrants to purchase a number of Common Shares equal to 6% of the Common Shares sold in this offering (including the number of Common Shares issuable upon exercise of the Pre-funded Warrants) at an exercise price equal to 125% of the offering price per unit.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Intellipharmaceutics International Inc. (the "Company") is filing this Registration Statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission, or SEC, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (Registration No. 333-227448) filed by the Company with the SEC on September 20, 2018, as amended on October 5, 2018 and October 11, 2018, and declared by the SEC effective on October 11, 2018, including the exhibits thereto, are incorporated herein by reference.

We are filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $1,200,000.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Number	Description
5.1	Opinion of Gowling WLG (Canada) LLP
5.2	Opinion of Buchanan Ingersoll & Rooney PC
23.1	Consent of Independent Registered Public Accounting Firm (MNP LLP)
23.2	Consent of Independent Registered Public Accounting Firm (Deloitte LLP)
23.3	Consent included in opinion of Gowling WLG (Canada) LLP filed as Exhibit 5.1.
23.4	Consent included in opinion of Buchanan Ingersoll & Rooney PC filed as Exhibit 5.2
24.1	Power of Attorney (included on page 6)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on October 12, 2018.

INTELLIPHARMACEUTICS INTERNATIONAL INC.

By:	/s/ Dr. Amina Odidi
Dr. Amina Odidi
President, Chief Operating Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes each of Dr. Isa Odidi and Andrew Patient or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Isa Odidi	Chairman of the Board of Directors	October 12, 2018
Dr. Isa Odidi	Chief Executive Officer and Co-Chief Scientific Officer (Principal Executive Officer)

/s/ Andrew Patient	Chief Financial Officer	October 12, 2018
Andrew Patient	(Principal Financial and Accounting Officer)

/s/ Dr. Amina Odidi	President, Chief Operating Officer, Co-Chief Scientific Officer and Director	October 12, 2018
Dr. Amina Odidi

Director
Kenneth Keirstead

/s/ Bahadur Madhani	Director	October 12, 2018
Bahadur Madhani

Director
Eldon R. Smith

/s/ Shawn Graham	Director	October 12, 2018
Shawn Graham

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Intellipharmaceutics International Inc. in the United States, on October 12, 2018.

VASOGEN INC.

By:	/s/ Dr. Amina Odidi
Name: Dr. Amina Odidi
Title: President, Chief Operating Officer, Co-Chief Scientific Officer and Director